David S. Rosner (DR-4214)
Daniel P. Goldberg (DG-6322)
Alycia Regan Benenati (AR-0366)
Scott H. Bernstein (SB-8966)
KASOWITZ, BENSON, TORRES
& FRIEDMAN LLP
1633 Broadway
New York, New York 10019
Telephone:     (212) 506-1700
Facsimile:     (212) 506-1800

Attorneys for the Ad Hoc Committee
of Equity Security Holders

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------
In re:                                           :
                                                 :      Chapter 11
NORTHWEST AIRLINES CORPORATION, et al.,          :
                                                 :      Case No. 05-17930 (ALG)
                             Debtors.            :
                                                 :      (Jointly Administered)
                                                 :
-------------------------------------------------

                 VERIFIED STATEMENT OF KASOWITZ, BENSON, TORRES
               & FRIEDMAN LLP PURSUANT TO BANKRUPTCY RULE 2019(a)

          Kasowitz, Benson, Torres & Friedman LLP ("KBT&F") submits this verified statement (the "Verified Statement") pursuant to Rule 2019(a) of the Federal Rules of Bankruptcy Procedure.

          1. KBT&F is a law firm that maintains its principal office at 1633 Broadway, New York, New York 10019, and additional offices in Atlanta, Houston, Newark, and San Francisco.

          2. KBT&F appears in the above-captioned jointly administered chapter 11 cases (the "Cases") on behalf of the Ad Hoc Committee of Equity Security Holders (the "Ad Hoc Equity Committee") comprised of certain institutions holding common stock issued by Northwest Airlines Corp. ("Northwest," and together with its chapter 11 debtor-affiliates, the "Debtors"). The members of the Ad Hoc Equity Committee are identified on EXHIBIT A hereto.

          3. The members of the Ad Hoc Equity Committee own, in the aggregate, 16,195,200 shares of common stock of Northwest and claims against the Debtors in the aggregate amount of $164.7 million. Some of the shares of common stock and some of the claims were acquired by the members of the Ad Hoc Equity Committee after the commencement of the Cases.

          4. KBT&F has been retained as counsel to the Ad Hoc Equity Committee in the Cases pursuant to an engagement letter in the form annexed as EXHIBIT B hereto.

          5. KBT&F does not own any claims against or equity interests in the Debtors.

          6. The members of the Ad Hoc Equity Committee are responsible for the payment of KBT&F's fees and disbursements subject to their right to have the Debtors reimburse KBT&F's fees and disbursements and other expenses by order of the Court.

          7. KBT&F reserves the right to revise, to supplement, and to amend this Verified Statement as need be.

Dated:  New York, New York
        January 16, 2007


                                         By:  /s/ DAVID S. ROSNER
                                              -------------------------
                                              David S. Rosner (DR-4214)
                                              Daniel P. Goldberg (DG-6322)
                                              Alycia Regan Benenati (AR-0366)
                                              Scott H. Bernstein (SB-8966)
                                              KASOWITZ, BENSON, TORRES
                                              & FRIEDMAN LLP
                                              1633 Broadway
                                              New York, New York 10019
                                              Telephone:  (212) 506-1700
                                              Facsimile:  (212) 506-1800


                                              Attorneys for the Ad Hoc Committee
                                              of Equity Security Holders

                             V E R I F I C A T I O N

David S. Rosner hereby declares under penalty of perjury as follows:

          1. I am a member of the law firm of Kasowitz, Benson, Torres & Friedman LLP, counsel to the Ad Hoc Committee of Equity Holders in the above-captioned bankruptcy cases.

          2. I have read the foregoing Verified Statement of Kasowitz, Benson, Torres & Friedman LLP Pursuant to Bankruptcy Rule 2019(a) and know the contents thereof to be true to my own knowledge, except as to those matters therein stated to be alleged upon information and belief, and, as to those matters, I believe them to be true. The source of my information and belief is communications with members of the Ad Hoc Committee of Equity Holders and the review of certain documents.

Dated:  New York, New York
        January 16, 2007


                                         /s/ David S. Rosner
                                         ----------------------------
                                         David S. Rosner

                                    EXHIBIT A

                         AD HOC EQUITY COMMITTEE MEMBERS


----------- ---------------------------------------------------------
1.          GREYWOLF CAPITAL MANAGEMENT LP
            4 Manhattanville Road, Suite 201
            Purchase, NY 10577
----------- ---------------------------------------------------------
2.          LATIGO PARTNERS, L.P.
            590 Madison Avenue, 9th Floor
            New York, NY  10022
----------- ---------------------------------------------------------
3.          LONGACRE MANAGEMENT, LLC
            810 Seventh Avenue, 22nd Floor
            New York, NY 10019
----------- ---------------------------------------------------------
4.          MASON CAPITAL MANAGEMENT
            110 East 59th Street, 30th Floor
            New York, NY  10022
----------- ---------------------------------------------------------
5.          OWL CREEK ASSET MANAGEMENT, L.P.
            640 5th Avenue, 20th Floor
            New York, NY 10019
----------- ---------------------------------------------------------
6.          SANDELL ASSET MANAGEMENT CORP.
            40 West 57th Street, 26th Floor
            New York, NY 10019
----------- ---------------------------------------------------------
7.          SAVANNAH-BALTIMORE CAPITAL MANAGEMENT
            410 Park Avenue, Suite 420
            New York, NY 10022
----------- ---------------------------------------------------------
8.          SENECA CAPITAL
            590 Madison Avenue
            New York, NY 10022
----------- ---------------------------------------------------------
9.          SMITH MANAGEMENT LLC
            885 Third Avenue, 34th Floor
            New York, NY  10028
----------- ---------------------------------------------------------
10.         TACONIC CAPITAL ADVISORS LLC
            450 Park Avenue, 9th Floor
            New York, NY 10022
----------- ---------------------------------------------------------
11.         XERION PARTNERS
            450 Park Avenue, 27th Floor
            New York, NY  10022
----------- ---------------------------------------------------------

                                    EXHIBIT B

                            FORM OF ENGAGEMENT LETTER

                                                              January 12, 2007



To:   The Signatories Set Forth At The End Of This Letter Agreement

      Re:  In re Northwest Airlines Corp., et al. ("Northwest"),
           Case No. 05-17930 (ALG)
           ---------------------------------------------------------

Dear Sirs and Madams:

     This letter will serve to confirm your agreement to become a member of the Ad-hoc Committee of Equity Holders in connection with the Northwest bankruptcy cases (the "Committee"), and, as such, to engage Kasowitz, Benson, Torres & Friedman LLP (the "Firm") as the Committee's counsel, effective as of December 26, 2006. As set forth in this letter agreement, the Firm will be acting as counsel to you in your capacity as a member of the Committee and not your institution separately.

     In consideration of the Firm's provision of services to the Committee, the members of the Committee agree to pay the Firm, on a pro rata basis, fees for professional services rendered and to reimburse the Firm for its related disbursements and ancillary charges. The Firm will bill its fees and charges to the Committee on a monthly basis or more frequently at the Committee's request. The Firm will charge fees calculated on an hourly basis in accordance with its normal hourly rates (the annexed schedule sets forth certain of the attorneys' hourly rates and a range for others). The Committee acknowledges that these hourly rates are subject to change on an annual basis effective as of January 1 of each succeeding year but have not yet been set for 2007.

     In addition to the Firm's fees and expenses, the Committee may, at the culmination of the matters for which the Firm has been engaged, pay to the Firm, at the Committee's sole discretion, a performance fee based upon the results obtained in the Firm's representation of the Committee in these matters. The Committee is under no obligation to pay any such performance fee and both the Committee and the Firm acknowledge that the payment of any performance fee is in the sole discretion of the Committee. The Committee agrees that its obligation to pay the Firm's reasonable fees and expenses is separate and apart from any determination of any such performance fee such that, notwithstanding whether there is any agreed upon performance fee, the Committee remains responsible for the Firm's undisputed billed and accrued fees and expenses.

     Your pro rata portion is based on your holdings of Northwest common stock as of December 26, 2006 (the "Holdings") divided by the Committee's total holdings of such common stock. Each member of the Committee will be responsible for its pro rata portion of the Firm's fees and expenses based on its Holdings and as recalculated from time to time. The Holdings of each member will be reported monthly so that the respective pro rata portion can be updated. Each member of the Committee agrees that its obligation to pay its pro rata portion of the Firm's actually incurred fees and expenses is separate and apart from any determination of any such performance fee such that, notwithstanding whether there is any agreed upon performance fee, each member of the Committee remains liable for its pro rata portion of the Firm's billed and accrued fees and expenses. Each member's payment obligation is several, not joint. A member's payment obligation will terminate upon a member of the Committee providing written notice of termination of this agreement to the Firm. Should a member of Committee terminate this agreement, no such termination will relieve the Committee member of the obligation to pay for all services rendered and reasonable costs incurred by the Firm prior to the effective date of termination in accordance with the terms of this letter.

     Wire transfer instructions for future payment of fees and expenses are attached.

     The Committee or the Firm may terminate this agreement at any time and for any reason. Should the Committee terminate this agreement, no such termination will relieve the Committee of the obligation to pay for all services rendered and reasonable costs incurred by the Firm prior to the effective date of termination in accordance with the terms of this letter. In addition, this agreement will be terminable by the Firm should the Committee fail to remit payment in full of any amounts due within thirty (30) days of its receipt of any billing statement from the Firm.

     WAIVER OF CONFLICT OF INTERESTS. The Committee members recognize that the Firm represents the Official Unsecured Creditors Committee in the chapter 11 cases of In re Adelphia Communications Corp. et al. jointly administered in the United States Bankruptcy Court for the Southern District of New York under Case No. 02-41729 (REG), as such, the Firm represents the plaintiff in Adelphia Communications Corp. et al. v. Bank of America, N.A. et al., Adv. Pro. No. 03-04942 (the "Bank Litigation"), and that members of the Committee and/or their affiliates may be direct or indirect defendants in the Bank Litigation. The Committee members also recognize that the Firm represents, as conflicts counsel, the Official Unsecured Creditors Committee in the chapter 11 cases of In re Refco Inc., et al. jointly administered in the United States Bankruptcy Court for the Southern District of New York under Case No. 05-60006 (RDD), and has been engaged to investigate and to bring, if necessary and appropriate, causes of action against various entities that may include members of the Committee and/or their affiliates. Notwithstanding the above-described matters and any others the Committee and each member wants to retain the Firm as its counsel for matters pertaining to Northwest. In addition, the Committee recognizes that the Firm works in the securities and bankruptcy businesses, as do the members of the Committee, and that from time to time the Firm will be engaged by entities and will otherwise be taking positions potentially adverse to the Committee members' interests. By engaging the Firm as the Committee's counsel for matters relating to Northwest, the Committee and each member waive to the fullest extent possible the Firm's actual or potential conflict in other matters, whether current or prospective, on which the Firm is engaged for others and is not engaged for any member of the Committee. Finally, if any conflict arises in the future that is not waived by a member or members of the Committee, the Firm may withdraw from representing that member or members of the Committee and to continue to represent the remaining Committee members, subject to any continuing obligation to protect the confidentiality of any attorney-client privileged communications or work product that might have arisen during the course of the representation. The right to have the Firm withdraw is the member's sole remedy;

each member of the Committee waives any right to seek to disqualify the Firm as counsel based on an alleged conflict of interest.

     We are required to advise you that, under New York State law, in the event of any fee dispute between the Committee and the Firm involving a sum of more than $1,000 but less than $50,000, the Committee has the option to seek resolution of such dispute in an arbitration proceeding conducted pursuant to
Part 137 of the Rules of the Chief Administrator of the Courts of the State of New York.

     The undersigned represents and warrants to the Firm that it is authorized to enter into this agreement on behalf of its institution and that the undersigned is authorized to bind its institution to the terms hereof. The undersigned further represents and warrants to the Firm that, upon the undersigned's execution hereof, this agreement will be a binding obligation of each member of the Committee enforceable against the Committee in accordance with its terms.

     If the foregoing correctly reflects your understanding of the terms and conditions of the Firm's engagement, please indicate your acceptance by executing a copy of this letter in the space provided below and returning it to me.

                                         Sincerely,


                                         David S. Rosner

AGREED TO AND ACCEPTED:


--------------------------
for its affiliates and as agent and/or on behalf of certain funds and accounts


By:
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------

                        GENERAL SCHEDULE OF HOURLY RATES


David S. Rosner, Partner                                        $775

Andrew K. Glenn, Partner                                        $630

Daniel P. Goldberg, Partner                                     $630

Alycia Regan Benenati, Associate                                $475

Jeffrey R. Gleit, Associate                                     $440

Scott H. Bernstein, Associate                                   $380

Daniel A. Fliman, Associate                                     $360

Zachary Axelrod, Associate                                      $275

                                 ** ** ** ** **


Partners                                                        $425-795

Associates                                                      $165-500

Staff Attorneys                                                 $170-395

Paralegals                                                      $125-190